FIFTH AMENDMENT TO THE

RUBY TUESDAY, INC. SALARY DEFERRAL PLAN

THIS FIFTH AMENDMENT is made on this 14th day of December, 2006 by Ruby Tuesday, Inc. a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Primary Sponsor”).

WITNESSETH:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Salary Deferral Plan (the “Plan”), which was last amended and restated by an indenture dated April 9, 2001, and subsequently amended by the First through Fourth Amendments;

WHEREAS, the Primary Sponsor now wishes to amend the Plan to update the Plan for final Treasury regulations issued under Sections 401(k) and 401(m) of the Internal Revenue Code, which are generally effective for plan years beginning on or after January 1, 2006; and

WHEREAS, the Primary Sponsor now wishes to amend the Plan to make certain changes to the way matching contributions are calculated under the Plan, to add a vesting schedule for matching contributions, and to provide for investment of certain participants’ accounts in qualified default investment alternatives.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2006, except as otherwise provided herein, as follows:

1.            Effective for contributions made for Plan Years beginning on and after January 1, 2007, by deleting the existing Section 1.1(b) and substituting therefor the following:

“(b)        ‘Company Matching Account’ which shall be divided into the following two subaccounts:

(1)          the ‘Pre-2007 Company Matching Subaccount’ which reflects a Participant’s interest in matching contributions made by a Plan Sponsor under Plan Section 3.2 for Plan Years beginning prior to January 1, 2007; and

(2)          the ‘Post-2006 Company Matching Subaccount’ which reflects a Participant’s interest in matching contributions made by a Plan Sponsor under Plan Section 3.2 for Plan Years beginning after December 31, 2006.”

2.	Effective January 1, 2007, by adding the following new Section 1.35A:

“1.35A ‘Termination Completion Date’ means the last day of the fifth consecutive Break in Service computation period, determined under the Section which defines Break in Service, in which a Participant completes a Break in Service.”

3.	Effective January 1, 2007, by adding the following new Section 1.39A:

“1.39A     ‘Vesting Service’ means each Plan Year during which an Employee has completed no less than 1,000 Hours of Service. Notwithstanding anything contained herein to the contrary, Vesting Service shall not include:

(a)    In the case of an Employee who completes five consecutive Breaks in Service for purposes of determining the vested portion of his Account which accrued before his Termination Completion Date, all Vesting Service in Plan Years after his Termination Completion Date.

(b)   In the case of an Employee who completes five consecutive Breaks in Service and at that time does not have any vested right to his Account, all Vesting Service before those Breaks in Service commenced.”

4.	By deleting the existing Section 1.41 and substituting therefor the following:

“1.41     ‘Year of Service’ means each Plan Year during which a Participant has completed no less than 1,000 Hours of Service. If a Participant ceases to be an Employee and is subsequently reemployed by a Plan Sponsor, such Participant’s ‘Years of Service’ shall not include any periods of service prior to such Participant’s reemployment. Notwithstanding the foregoing, any individual who was an employee of Morrison Restaurants Inc. immediately prior to the effective date of the distributions by Morrison Restaurants Inc. to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc., but who did not continue in the employ of Ruby Tuesday, Inc. immediately after such distributions, shall not be given credit for any Year of Service with Morrison Restaurants Inc. completed on or prior to the effective date of such distributions.”

5.            Effective for contributions made for Plan Years beginning on and after January 1, 2007, by deleting the existing Section 3.2(a) and substituting therefor the following:

“(a)        Each Plan Sponsor proposes to make contributions to the Fund with respect to each Plan Year on behalf of each Participant who is an Eligible Employee in an amount equal to (i) twenty percent (20%) of the Participant’s Annual Compensation deferred by the Participant pursuant to Plan Section 3.1(a) up to the Matching Limit in the case of a Participant who has completed fewer than five (5) Years of Service as of the first day of the Plan Year; (ii) forty percent (40%) of the Participant’s Annual Compensation deferred by the Participant pursuant to Plan Section 3.1(a) up to the Matching Limit in the case of a Participant who has completed at least five (5) Years of Service but fewer than ten (10) Years of Service as of the first day of the Plan Year; and (iii) fifty percent (50%) of the Participant’s Annual Compensation deferred by the Participant pursuant to Plan Section 3.1(a) up to the Matching Limit in the case of a Participant who has completed at least ten (10) Years of Service as of the first day of the Plan Year. Plan Sponsor contributions made pursuant to this Section 3.2 may be made in cash or in kind, including shares of Company Stock, at the discretion of the Plan Sponsor. Unless the Primary Sponsor directs otherwise, the Trustee shall use Plan Sponsor matching contributions made in cash to acquire shares of Company Stock that are issued and outstanding. The Primary Sponsor may request the Trustee to acquire the necessary shares by purchasing newly issued shares of Company Stock or shares of Company Stock held as treasury shares. For purposes of this Subsection (a), the ‘Matching Limit’ is the first six percent (6%) of a Participant’s Annual Compensation.”

6.            By deleting the existing header language to Section 5.1 and substituting therefor the following:

“5.1       Until such time as the Plan Administrator may direct otherwise, each Participant may direct the Plan Administrator to invest contributions to his Account in one or more Investment Funds as the Participant shall designate by providing notice to the Plan Administrator according to the procedures established by the Plan Administrator for that purpose.”

7.            Effective January 1, 2007, by deleting the existing Section 5.1(a) and substituting therefor the following:

“(a)        All investment directions of contributions shall be made in such multiples as prescribed by the Plan Administrator. Participants may change the investment of contribution to their Accounts in accordance with the procedures established by the Plan Administrator, but in no event less frequently than once per calendar quarter. New investment directions shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.”

8.            Effective January 1, 2007, by deleting the existing Section 5.2 and substituting therefor the following:

“5.2       A Participant may elect according to the procedures established by the Plan Administrator, to transfer, in such multiples as the Plan Administrator may prescribe, portions of his Account between Investment Funds. A Participant shall have the right to make an election under this Section 5.2 no less frequently than once per calendar quarter. An election under this Section 5.2 shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.”

9.	Effective January 1, 2007, by adding the following new Section 5.5:

“5.5        If and to the extent the Plan Administrator elects to invest in a qualified default investment alternative all or a portion of the account of a Participant or Beneficiary who fails to make an affirmative investment election as to such portion of his Account, the Plan Administrator or Trustee, as applicable, shall provide to any such Participant or Beneficiary any material provided to the Plan or Trustee, as applicable, relating to the applicable qualified default investment alternative, including, without limitation, account statements, proxy voting materials, and prospectuses. For purposes of this Section 5.5, a ‘qualified default investment alternative’ shall be a qualified default investment alternative as defined in regulations issued by the Department of Labor pursuant to ERISA Section 404(c)(5), or any successor thereto, that is designated by the Plan Administrator.”

10.	By deleting Section 7.1 and by substituting therefor the following:

“7.1       Hardship Withdrawals. The Trustee shall, upon the direction of the Plan Administrator, withdraw all or a portion of a Participant’s Employee Deferred Account consisting of Deferral Amounts (but not earnings thereon), including catch-up contributions made pursuant to Section 3.1(c), prior to the time such accounts are otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such withdrawal shall be made only if the Participant is an Employee and demonstrates that he is suffering from ‘hardship’ as determined herein. For purposes of this Section, a withdrawal will be deemed to be on account of hardship if the withdrawal is on account of:

(a)          expenses for (or necessary to obtain) medical care that would be deductible by the Participant under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b)          purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)          payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or for his spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(d)          payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;

(e)          payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(f)           expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(g)          any other contingency determined by the Internal Revenue Service to constitute an ‘immediate and heavy financial need’ within the meaning of Treasury Regulations Section 1.401(k)-l(d).”

11.          Effective January 1, 2007, by deleting the term “Years of Service” and replacing it with the term “Vesting Service” where it appears in Section 8.3.

12.	Effective January 1, 2007, by adding the following new Section 8.5:

“8.5       Vesting. That portion of a Participant’s Account in which he is vested at any given time shall be:

(a)          his Employee Deferred Account, Voluntary Contribution Account, Rollover Account, and his Pre-2007 Company Matching Subaccount which shall be fully vested and nonforfeitable at all times; and

(b)          his Post-2006 Company Matching Subaccount (other than the portion of his Company Matching Account attributable to Qualified Matching Contributions or Qualified Nonelective Contributions, both as defined in Appendix C, if any, which shall both be fully vested and nonforfeitable when made) computed according to the following vesting schedule:

Full Years of	Percentage
Vesting Service	Vested
Less than 3	0%
3 or more	100%”

13.	Effective January 1, 2007, by adding the following new Section 8.6:

“8.6	Cash-out/Buyback.

(a)          The nonvested portion of the Account of a Participant who has had a Termination of Employment shall be forfeited as of the earlier of the date the Participant receives a distribution of the vested portion of his Account or the Participant’s Termination Completion Date. For such purposes, a Participant who has had a Termination of Employment and who is not vested in any portion of his Account, the Participant shall be deemed to have received a distribution of his Account.

(b)          If a Participant who has received (or has been deemed to have received) a distribution of the vested portion of his Account is reemployed by a Plan Sponsor or an Affiliate prior to his Termination Completion Date and (1) if the Participant’s Account was partially vested, and the Participant repays to the Fund no later than the fifth anniversary of the Participant’s reemployment by the Plan Sponsor or an Affiliate all of that portion of his vested Account which was paid to him or (2) if the Participant’s Account was not vested upon his Termination of Employment, then any portion of his Account which was forfeited shall be restored effective on the Valuation Date coinciding with or next following the repayment or the Participant’s reemployment, respectively. The restoration on any Valuation Date of the forfeited portion of the Account of a

Participant pursuant to the preceding sentence shall be made first from forfeitures available for allocation on that Valuation Date, to the extent available, and secondly from contributions by the Plan Sponsor. Only after restorations have been made shall the remaining net income be available for allocation under Section 4.”

14.          Effective January 1, 2007, by deleting Section 10 in its entirety and substituting therefor the following:

“SECTION 10

DEATH BENEFITS

If a Participant dies before receiving a distribution of his vested Account, his Beneficiary shall receive the Participant’s vested Account in one lump sum as soon as administratively feasible following the death of the Participant or, if the Beneficiary so elects, at any later date permitted under Section 11. The portion of the Participant’s Account that is vested shall be determined under Section 8 or 9, as applicable.”

15.          By replacing the reference to “1.401(k)-1(b)(5)” with “1.401(k)-2(a)(6)” where it appears in Section 2 of Appendix C.

16.          By deleting the first paragraph of Section 3 of Appendix C and by substituting therefor the following:

“If the Deferral Amounts contributed on behalf of any Highly Compensated Eligible Participant exceeds the amount permitted under the ‘actual deferral percentage’ test described in Section 2 of this Appendix C for any given Plan Year, then before the end of the Plan Year following the Plan Year for which the Excess Deferral Amount was contributed, (a) the portion of the Excess Deferral Amount for the Plan Year attributable to a Highly Compensated Eligible Participant, as adjusted in accordance with applicable Treasury Regulations to reflect income, gain, or loss attributable to it for the Plan Year for which the test is being performed and for the period between the end of such Plan Year and the date on which the Excess Deferral Amount is distributed to the Participant and reduced by any excess Elective Deferrals as determined pursuant to Section 3.1 previously distributed to a Participant for the Participant’s taxable year ending with or within the Plan Year, may be distributed to the Highly Compensated Eligible Participant or (b) to the extent provided in regulations issued by the Secretary of the Treasury, the Plan Administrator may permit the Participant to elect, within two and one-half months after the end of the Plan Year for which the Excess Deferral Amount was contributed, to treat the Excess Deferral Amount, unadjusted for earnings, gains, and losses, but as so reduced, as an amount distributed to the Participant and then contributed as an after-tax contribution by the Participant to the Plan (‘recharacterized amounts’). The income, gain, or loss allocable to such Excess Deferral Amount shall be determined in a similar manner as described in Section 4.2 of the Plan or in any other manner permitted by applicable Treasury Regulations. The Excess Deferral Amount to be distributed or recharacterized shall be reduced by Deferral Amounts previously distributed or recharacterized for the taxable year ending in the same Plan Year, and shall also be reduced by Deferral Amounts previously distributed or recharacterized for the Plan Year beginning in such taxable year. For all other purposes under the Plan other than this Appendix C recharacterized amounts shall continue to be treated as Deferral Amounts. The portion of the Matching Contribution on which such Excess Deferral Amount was based shall be forfeited upon the distribution or recharacterization, as the case may be, of such Excess Deferral Amount.

Notwithstanding the foregoing, if the Plan satisfies the actual deferral percentage test through correction by distribution of Excess Deferral Amounts for any Plan Year, any Excess Deferral Amounts attributable to a Highly Compensated Eligible Participant who is eligible to make catch-up contributions pursuant to Section 3.1(c) of the Plan, subject to the limitations of Code Section 414(v), shall be retained in the Plan and treated as catch-up contributions under the Plan. To the extent that the Excess Deferral Amount would exceed the applicable dollar amount specified in Code Section 414(v), as adjusted, such amount shall be distributed in accordance with Subsection (b), below, of this Section 3.”

17.          By replacing the reference to “1.401(m)-1(b)(5)” with “1.401(m)-2(a)(6)” where it appears in Section 5 of Appendix C.

18.	By deleting Section 7 of Appendix C and by substituting therefor the following:

“SECTION 7

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if a Highly Compensated Eligible Participant is a participant in any other plan of the Plan Sponsor or any Affiliate which includes Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions, any contributions made by or on behalf of the Participant to the other plan shall be allocated with the same class of contributions under the Plan for purposes of determining the ‘actual deferral percentage’ and ‘contribution percentage’ under the Plan.

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if the Plan and any other plans which include Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions are considered as one plan for purposes of Code Section 401(a)(4) and 410(b)(1), any contributions under the other plans shall be allocated with the same class of contributions under the Plan for purposes of determining the ‘contribution percentage’ and ‘actual deferral percentage’ under the Plan.”

19.          By replacing the words “Appendix D” with the words “Appendix E” every place it appears in the Third Amendment to the Plan.

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Fifth Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Fifth Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By:   /s/ Samuel E. Beall, III

Title:President, Chairman and Chief Executive Officer

ATTEST:

By:	/s/ Scarlett May

Title:	VP, General Counsel and Secretary

[CORPORATE SEAL]